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             KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES APPOINTMENT OF
      ERIC A. ROSE, M.D., A CARDIO-RENAL EXPERT, TO ITS BOARD OF DIRECTORS


      NEW YORK, NY, SEPTEMBER 22, 2004 - Keryx Biopharmaceuticals, Inc. (Nasdaq:
KERX) today announced the appointment of Eric A. Rose, MD, to the Company's Board of Directors.

      Dr. Rose is currently the Director of Surgical Services and Surgeon-in-Chief at Columbia-Presbyterian Medical Center of New
York-Presbyterian Hospital. From 1982-1992, he led the Columbia-Presbyterian heart transplantation program, helping to turn it into one of the most active programs of its type in the world.

      Dr. Rose holds numerous academic and hospital posts, including Chairman of the Department of Surgery and Morris and Rose Milstein/Johnson & Johnson Professor of Surgery at the Columbia University College of Physicians & Surgeons, where he is also the Associate Dean of Translational Research. He has authored or co-authored more than 250 scientific publications. Dr. Rose is also the co-founder of several biotechnology companies in the cardio-renal area, including Nephros, Inc., a publicly-traded company, for which he serves as Chairman. Dr. Rose also serves as a director of SIGA Technologies, Inc., a publicly traded biotechnology company.

      "We are very excited that Dr. Rose has agreed to join our Board of Directors," stated Michael S. Weiss, Chairman and Chief Executive Officer of Keryx. Mr. Weiss continued, "Dr. Rose brings a wealth of knowledge to one of our core areas of development activities and in-licensing efforts - cardio-renal - as well as significant expertise in the general management and operations of biotechnology companies. We believe his guidance and extensive range of experiences will further enhance our efforts to become a leading biotechnology company."

      The Company also announced that Peter M. Kash is stepping down as its Vice Chairman to have more time to devote to his other professional and personal endeavors. "Peter's efforts on behalf of the Company since its inception have been invaluable. We thank Peter for his many years of service, dedication, and support, and we wish him much success in his future activities," said Mr. Weiss

      ABOUT KERYX BIOPHARMACEUTICALS, INC.
      Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound for the treatment of diabetic nephropathy, which is currently in a U.S.-based Phase II/III clinical program. Additionally, Keryx is developing three clinical-stage oncology compounds including KRX-0401, a novel, oral AKT inhibitor in Phase II clinical trials. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.
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CAUTIONARY STATEMENT

Some of the statements included in this press release, particularly those anticipating future business prospects, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully complete cost-effective clinical trials for our drug candidates, including KRX-101 and KRX-0401; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.